SCHEDULE 14A

                                 (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|_| Definitive proxy statement
|X| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            NOODLE KIDOODLE, INC.
                            ---------------------
               (Name of Registrant as Specified in Its Charter)

       ----------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forward the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

   |_| Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount Previously Paid:

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       (4)  Date Filed:

                       [Noodle Kidoodle, Inc. Logo]

Stanley Greenman
Chairman and Chief Executive Officer

                                                June 22, 2000

Dear Noodle Kidoodle Stockholder:

                  MERGER PROPOSED - PLEASE VOTE NOW!

      Zany Brainy, Inc. and Noodle Kidoodle, Inc. have agreed on a merger of our two companies. Enclosed is a joint proxy statement/prospectus that provides you with detailed information about this proposed merger and a proxy card for you to vote your Noodle Kidoodle shares.

      To vote, simply sign and date the enclosed proxy card and return it in the postage-paid envelope that has been provided.

      For the merger to be approved, a majority of all outstanding Noodle Kidoodle shares must be voted FOR the merger. Please note that if you support the merger, you MUST actually vote your shares FOR the merger. If you take no action at all, it will be considered as a vote against the merger.

      Regardless of the number of shares you own, your vote is VERY important. We hope that you will take a moment to help us reach the required vote.

      I enthusiastically support this combination of Zany Brainy and Noodle Kidoodle, and join with the members of our board of directors in recommending that you vote FOR the merger.

                                                /s/ Stanley Greenman

                                   Questions?

      Call our proxy solicitor, Beacon Hill Partners, at 1-800-357-8212 between 9:00 a.m. and 8:00 p.m. Eastern Standard Time.